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                                                                    EXHIBIT 15.1

     Cross Timbers Oil Company:

     We are aware that Cross Timbers Oil Company has incorporated by reference in its Registration Statements No. 33-64274, No. 33-65238 and No. 33-81766 on Form S-8 its Form 10-Q for the quarter ended March 31, 1996, which includes our report dated April 25, 1996, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



     ARTHUR ANDERSEN LLP

     Fort Worth, Texas
     May 14, 1996

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